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                                                               EXHIBIT (a)(1)(H)

                        PRESENTATION MATERIALS REGARDING
                          STOCK OPTION EXCHANGE PROGRAM
        MADE AVAILABLE FOR DOWNLOAD BY HOLDERS OF ELIGIBLE OPTION GRANTS


Slide #1

[Microsemi logo]

                              Microsemi Corporation
                           Stock Option Exchange Offer

Slide #2

                                Table of Contents

..  Purpose of the Program                                     Slide 3

..  Why Are We Offering the Program Now?                       Slide 4

..  Who Is Eligible to Participate?                            Slide 5

..  Who is Not Eligible to Participate?                        Slide 6

..  How Does the Program Work?                                 Slide 7

     - Example                                                Slide 9

     - Important Note                                         Slide 10

     - Example                                                Slide 11

..  How Do I Participate in the Program?                       Slide 12

..  Election Changes                                           Slide 15

..  What Happens If I Participate in the

Program & My Status Changes?                                  Slide 16

     - "At-Will Note"                                         Slide 17

..  Important Considerations about

 Participating in the Program                                 Slide 19

     - Note                                                   Slide 21

..  Questions                                                  Slide 22

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Slide #3

Purpose of the Program

     . Provide employees with the potential benefit of holding options that may have a lower exercise price
     .  Help Provide an incentive for employees to:
        - remain with MSCC
        - contribute to the attainment of our business & financial objectives
        - Create value for all MSCC stockholders

Slide #4

Why are we offering this Program Now?

        Microsemi feels that the opportunity for realizing value with many existing stock options has declined given the current stock price in relation to the exercise price of many of the outstanding options

Slide #5

Who Is Eligible to Participate?

        All employees who currently have stock options with an exercise price of $14 per share or greater, including international employees & those on leaves of absence

Slide #6
Who Is Not Eligible to Participate?

     .  Corporate Officers
     .  Members of the Board of Directors
     . Employees who have stock options granted in the last six months are only eligible if they agree to cancel those options

Slide #7

How Does the Program Work?

     .  Participation is voluntary
     . Ability to cancel options priced at $14 or higher (refer to slides for more details) & any options granted in the last six months
     . Receive replacement options on or about June 9, 2003 at the then current Fair Market Value of our common stock
     .  Option for Option exchange (1:1)
     . Replacement options issued under this program will be 25% exercisable on date of issue & will be exercisable 25% each year following issue date

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Slide #8
How Does the Program Work? (cont)

     . Replacement options issued under this program will expire 10 years from date of grant (June 9, 2003)
     . Replacement options will otherwise be on similar terms as existing options
     . Options previously exercised are not eligible for exchange in this offer . You may accept or decline to cancel & replace "all or none" of each eligible option grant (unexercised options over $14) that is outstanding

Slide #9
Example:

     .  Option granted on 11/28/00 for 1000 shares @ $14.28
        - Exercised 75 shares on 12/12/01
        - Exercised 85 shares on 3/5/02
     .  Total shares granted 1000
        - Minus 160 shares exercised
     .  Total number of shares eligible for exchange = 840

Slide #10

Important Note

        Option grants issued at $14 per share or greater prior to May 1, 2002 may be selectively cancelled, on an "all or none" basis for each option grant

Slide #11

Example

     .  Option Granted on 3/15/02 @ $17.24
        - Eligible for cancellation
     .  Option Granted on 12/20/01 @ $30.94
        - Eligible for cancellation
     .  Option Granted on 11/28/00 @ $14.28
        - Eligible for cancellation
     .  Option Granted on 11/22/99 @ $3.37
        - Not Eligible for cancellation

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Slide #12
How Do I Participate in This Program?

     .   Complete an Acknowledgement & Election Form
         - The form will be available via:
     .   Email attachment
     .   Request to ExchangeOfferElectionForms@microsemi.com
     . By December 6, 2002, deliver completed Acknowledgement & Election Form to David R. Sonksen - Microsemi Corporation
         - Preferred Method: Fax to (866)803-2718
         - Other Methods:
           - First Class Registered
           - Certified US mail
           - Federal Express or other service

Slide #13

How Do I Participate in This Program? (Cont)

     . Delivery will be deemed made only when actually received by David R. Sonksen in Irvine, California at:
              Microsemi Corporation
              2381 Morse Avenue
              Irvine, CA  92614
     . Employees must indicate their election (Accept or Decline) for each outstanding option (based on eligibility of options) on the Acknowledgement & Election Form

Slide #14

How Do I Participate in This Program? (Cont)

     . Current option information is included on the Acknowledgement & Election Form which has been sent to you by email
         - You must sign & return the Acknowledgement & Election Form indicating whether or not you will participate even if you do not intend to participate
     . Confirmation of Receipt of your Acknowledgement & Election Form will be sent by email from Microsemi prior to the close of the election period

Slide #15

Election Changes

     . Must be made by 5:00 PST on December 6, 2002 the expiration of the offer
     . Complete & re-deliver the Acknowledgement & Election Form to David R. Sonksen
         - Acknowledgement & Election Form is used to elect or decline & is available as email attachment or through:
           ExchangeOfferElectionForms@microsemi.com
         - Check box provided on form indicating it is a change

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Slide #16

What Happens if I Participate in this Program & My Status Changes?

     .   Terminations
         - You must remain continuously employed with the company from the Expiration Date (December 6, 2002) to the Replacement Option Grant Date (June 9, 2003 or later) to receive your new option

         - You will not receive a Replacement Option Grant & your cancelled options will not be reinstated if you do not remain an employee of Microsemi through the Replacement Option Grant Date (June 9, 2003 or later)
         - Exception: Your estate will receive your Replacement Option Grant should you die after the Expiration Date and before the Replacement Option Grant Date

Slide #17

At-Will Note:

         Microsemi is an "At-Will" employer. This means that your employment with Microsemi is "At-Will" & may be terminated by you or Microsemi at any time, including prior to the Replacement Option Grant Date, for any reason, with or without notice or cause. The Stock Option Exchange Offer does not establish any right to continued employment

Slide #18

What Happens if I Participate in this Program & My Status Changes? (cont)

     .   Leaves of Absence
         - If you are on a leave of absence on the Replacement Option Grant Date (June 9, 2003), you will receive your Replacement Option Grant (if any) on the Replacement Option Grant Date
         - If you are on a leave of absence not protected by statute (i.e. personal leave) on the Replacement Option Grant Date, you will receive your Replacement Option Grant but the grant may be a Non-Qualified Option
     . Individuals on "Non-Protected" Leaves of Absence of greater than 90 days must be considered as terminations for stock incentive option purposes based on regulations covering incentive stock option plans

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Slide #19
Important Considerations about Participating in the Program

     All Replacement Option Grants will be made under the 1987 Microsemi Corporation Stock Plan. Some important features of this plan are:

     Post Termination Exercise Periods
     - Employees have up to 90 days to exercise exercisable options in the event of a voluntary or involuntary termination
     - Employees or their heirs have up to one year but not later than the expiration date of the grant to exercise exercisable options in the event of disability or death

Slide #20

Important Considerations about Participating in the Program (cont)

     Transferability
     - Stock options are not transferable other than by will or by the laws of descent & distribution
     Change in Control (merger, acquisition, etc)
     - Microsemi will use its best efforts, but shall be under no obligation to cause the continuance of the stock option plan, the assumption of the stock options or replacement options or the substitution of existing or replacement options for stock options of a successor corporation.
     - Optionees would only be provided the opportunity to exercise all previously exercisable options in the case of a change in control

Slide #21

Note:

     . If you have any questions regarding Post Termination Exercise Periods, Transferability, Change in Control or other provisions in Microsemi Corporation's Stock Option Plan, please review your copy of the plan that was provided when your stock option was issued.

     . Replacement Option Grants will be Incentive Stock Options only to the extent qualified under law & regulations

Slide #22

Questions

     . Should you have any questions, please consult the list of questions & answers that are included as an Exhibit to the "Offer to Exchange" tender document & posted on the website:
        -  http://www.microsemi.com/exchangeoffer11012002
     . Questions not included in the "Offer to Exchange" document should be submitted by email to: ExchangeOfferQuestions@microsemi.com or faxed to
        (866) 804-2705. The questions will be answered & the list of questions & answers will be updated & posted on the website:
        -  http://www.microsemi.com/exchangeoffer11012002

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